Exhibit 10.2

August 6, 2026

Team, Inc.

13131 Dairy Ashford Rd., Suite 600

Sugar Land, TX 77478

Attention: Butch Bouchard

We refer to that certain Board Rights Agreement dated as of June 16, 2023, by and among Team, Inc., a Delaware corporation, Corre Partners Management, LLC and the “Corre Holders” as defined therein (as amended from time to time, the “Board Rights Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Board Rights Agreement.

On behalf of the undersigned, the Corre Holders and their respective affiliates, we hereby irrevocably waive, relinquish and disclaim (i) the rights of the Investors provided by Section 2.1 (Board Observation Rights) of the Board Rights Agreement in their entirety, (ii) the rights of the Investors provided by Section 2.2 (Board Nomination Rights) of the Board Rights Agreement with respect to the Investor Equity Directors, including the right to designate the Chairman of the Board, and (iii) any and all other rights of the Investors, other than the rights of the Investors with respect to the Lender Director (all of which shall remain in full force and effect), in each case effective as of the date hereof.

Very truly yours,

CORRE PARTNERS MANAGEMENT, LLC

By:	/s/ John Barrett
Name: John Barrett
Title: Managing Member

Copy by email to:

Kirkland & Ellis LLP

609 Main St.

Houston, TX 77002

Attention: Christopher T. Greco; Matthew R. Pacey; Bryan D. Flannery

Email:	christopher.greco@kirkland.com; matt. pacey@kirkland.com;
bryan.flannery@kirkland.com